UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Summit Financial Group, Inc. (“Summit”) on February 17, 2016, to correct the descriptive language relative to the Supplement Retention Agreements.

Section 5 - Corporate Governance and Management

ITEM 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On February 11, 2016, the Compensation and Nominating Committee of the Board of Directors of Summit Financial Group, Inc. (the “Company”) (the “Committee”) approved the Seventh Amendment to the Amended and Restated Employment Agreement of H. Charles Maddy, III, the Company’s Chief Executive Officer, to extend the term of Mr. Maddy’s Employment Agreement dated March 4, 2005, for an additional year until March 4, 2019. A copy of the Seventh Amendment to the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 11, 2016, the Committee also approved separate supplemental retention agreements (the “Supplemental Retention Agreements”) with certain executives, including certain named executive officers, to provide benefits when such executives elect to delay actual retirement beyond the “normal retirement” date established under their existing Executive Salary Continuation Agreements (the “SERPs”). The SERPs provide lifetime benefits to executives that commence the later of the “normal retirement” date or the actual retirement date. The purpose of the Supplemental Retention Agreements is to provide an incentive to the executives to delay retirement beyond the normal retirement date set forth in the SERPs.

The Supplemental Retention Agreements provide a benefit to the executive, beginning upon separation from service, but only to the extent that the employment continues with the Company beyond the normal retirement date in increments of two (2) additional years. For H. Charles Maddy, III and Scott C. Jennings, whose “normal retirement” date is age 63, there would be no benefits from the Supplemental Retention Agreements unless these executives remain with the Company until age 65, with additional benefits if they remain for two more years until age 67. For Robert S. Tissue and Bradford E. Ritchie, whose “normal retirement” date is age 65, there would be no benefits from the Supplemental Retention Agreements unless these executives remain with the Company until age 67.

If the applicable period(s) of service, beyond the “normal retirement” date are completed, the Supplement Retention Agreements provide a monthly benefit payable for the lesser of 15 years or life, commencing upon actual retirement. For the Company, the cost of providing the Supplemental Retention Agreements is approximately economically equivalent to the cost of paying the SERP benefits had the executives retired at their normal retirement dates, all assuming that the executives survive for 15 years following actual retirement.

The Committee also agreed to grant Bradford E. Ritchie a supplemental SERP which provides a lifetime annual benefit of $50,000 per year payable upon attaining age 65 and termination of service with the Company effectively increasing his total annual SERP benefits from $75,000 per year to $125,000 per year.

Section 9 - Financial Statements and Exhibits

ITEM 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1	Seventh Amendment to the Amended and Restated Employment Agreement between Summit Financial Group, Inc. and H. Charles Maddy, III

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: February 19, 2016	By: /s/ Julie R. Markwood
Julie R. Markwood
Vice President &
Chief Accounting Officer